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                                                                     Exhibit 8.2


                   [Letterhead of Jones, Day, Reavis & Pogue]

                                February 8, 2001


VoiceStream Wireless Corporation
3650 131st Avenue, SE
Suite 400
Bellevue, WA 98006


Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form F-4 of Deutsche Telekom AG, an aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany ("Deutsche Telekom"), and the Registration Statement on Form S-4 of VoiceStream Wireless Corporation, a Delaware corporation ("VoiceStream"), (collectively, the "Joint Registration Statement") including, among other things, the proxy statement of VoiceStream relating to a proposed merger of a subsidiary of Deutsche Telekom with and into VoiceStream (the "Deutsche Telekom/VoiceStream Merger") and the proxy statement of Powertel, Inc., a Delaware corporation ("Powertel"), relating to a proposed merger of a subsidiary of VoiceStream with and into Powertel (the "VoiceStream/Powertel Merger").

         The Joint Registration Statement sets forth our opinion in the section of the VoiceStream proxy statement entitled "U.S. Federal and German Tax Consequences - U.S. Federal Income Tax Consequences of the Deutsche Telekom/VoiceStream Merger to U.S. Holders of VoiceStream Common Shares" and in the section of the Powertel proxy statement entitled "U.S. Federal and German Tax Consequences - U.S. Federal Income Tax Consequences of theVoiceStream/Powertel Merger to U.S. Holders of Powertel Common Shares."

         We hereby confirm our opinion in the Joint Registration Statement and consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Joint Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                  Very  truly yours,


                                  /s/ Jones, Day, Reavis & Pogue